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                                                       Exhibit 23.2

                CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8 dated May 7, 1999) pertaining to the American Freightways Corporation 1999 Chairman Stock Option Plan and the American Freightways Corporation 1999 Employee Stock Purchase Plan for the registration of 1,750,000 shares of American Freightways Corporation common stock of our report dated January 20, 1999, with respect to the consolidated financial statements and schedule of American Freightways Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1998 filed with the Securities and Exchange Commission.

                                   /s/Ernst & Young, LLP
                                   Ernst & Young, LLP

Little Rock, Arkansas
May 7, 1999